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                                                                     Exhibit 4.5


                              CERTIFICATE OF TRUST
                                       OF
                     CITIZENS COMMUNICATIONS CAPITAL TRUST I

      THIS Certificate of Trust of Citizens Communications Capital Trust I (the "Trust"), dated as of April 27, 2001, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801, et seq.).

      1. Name. The name of the business trust formed hereby is Citizens Communications Capital Trust I.

      2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, N.A., 1201 Market Street, Wilmington, Delaware 19801.

      3. Effective Date. This Certificate of Trust shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                    CHASE MANHATTAN BANK USA, N.A.
                                    not in its individual capacity but solely as trustee of the Trust


                                    By: /s/ Denis Kelly
                                            ------------------------------------
                                            Name: Denis Kelly
                                            Title: Assistant Vice President